Exhibit 10.32

SECURED PROMISSORY NOTE

$2,166,150.00	December 18, 2013

For value received, the undersigned, BIOVEST INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of VALENS OFFSHORE SPV II, CORP. (the “Lender”), acting through the Agent, on the Termination Date referenced in the Credit and Security Agreement dated the same date as this Secured Promissory Note (this “Note”) that was entered into by the Lenders and the Borrower (as amended from time to time, the “Credit Agreement”), at the Agent’s office located at 230 Park Avenue, Suite 1152, New York, New York 10169, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of TWO MILLION ONE HUNDRED SIXTY-SIX THOUSAND ONE HUNDRED FIFTY DOLLARS 00/100 ($2,166,150.00) or the aggregate unpaid principal amount of all Advances made by the Lender to the Borrower under the Credit Agreement, together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit Agreement.

This Note is one of the Notes referenced in the Credit Agreement, and is subject to the terms of the Credit Agreement, which provides, among other things, for acceleration hereof.  Principal and interest due hereunder shall be payable as provided in the Credit Agreement.  This Note is secured, among other things, pursuant to the Credit Agreement and Security Documents, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

The Borrower shall pay all actual costs of collection, including reasonable attorneys’ fees and legal expenses if this Note is not paid when due, whether or not legal proceedings are commenced.

Unless otherwise defined herein, capitalized terms used in this Note shall have the meaning ascribed to them in the Credit Agreement.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

[Signature on next page]

BIOVEST INTERNATIONAL, INC.

By:	/s/ David Moser

Its:	Secretary